UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 11, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2010, Cincinnati Bell Inc. (the “Company”) entered into new senior credit facilities, comprised of a $210 million secured revolving credit facility maturing four years from such date and a $760 million secured term loan credit facility maturing at the earlier of (i) November 18, 2014, if the Company’s 7% Senior Notes due 2015 have not been redeemed and repaid in full on or prior to such date or (ii) seven years from June 11, 2010. The proceeds of the Company’s new term loan credit facility will be used to repay all outstanding indebtedness under the Company’s existing credit facility, dated as of August 31, 2005 (the “Refinancing”), to pay the purchase price in the Acquisition (as defined below), to repay certain indebtedness of Cyrus One (as defined below) in connection with the Acquisition and to pay fees and expenses incurred in connection with the Refinancing and the Acquisition. The Company’s new revolving credit facility will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries. Availability under the new revolving credit facility is subject to customary borrowing conditions. The new revolving credit facility contains a $70 million sublimit for standby letters of credit and a $25 million sublimit for swingline loans. The new term loan credit facility is subject to quarterly amortization of principal in an amount equal to 1% of the initial aggregate principal amount per year.

Borrowings under the new senior credit facilities bear interest, at the Company’s election, at a rate per annum equal to (i) LIBOR plus the applicable margin or (ii) the base rate plus the applicable margin. As of June 11, 2010, the applicable margin for advances under the term facility is 5.00% for LIBOR rate advances and 4.00% for base rate advances. The applicable margin for advances under the revolving facility is based on certain financial ratios and the Company’s credit ratings and ranges between 4.25% and 5.00% for LIBOR rate advances and 3.25% and 4.00% for base rate advances. Base rate is the greatest of the bank prime rate, the one-month LIBOR rate plus one percent or the federal funds rate plus one-half of one percent. The Company will pay commitment fees for the unused amount of commitments under the revolving credit facility and letter of credit fees on outstanding letters of credit at an annual rate ranging from 0.50% to 0.75% and 4.25% and 5.00%, respectively, based on certain financial ratios.

The Company is required to use 100% of the net cash proceeds of sales (other than certain excluded dispositions) of property and assets to prepay its new term loan credit facility, subject to customary reinvestment rights and an exception for the first $25 million of such proceeds in each fiscal year. The Company is subject to a similar requirement in the event of casualty or condemnation of property and assets. The Company is also required to use 100% of the net cash proceeds of issuances of debt securities (other than certain permitted issuances) to prepay the new term loan credit facility. The Company is also required to make mandatory prepayments of 50% of excess cash flow if its senior secured leverage ratio is greater than or equal to 1.5 to 1.0, starting with fiscal year 2011. Voluntary prepayments of the new senior credit facilities will be permitted at any time without prepayment penalty (other than breakage costs), except that the Company is required to pay a prepayment premium of 1% of the principal amount of term loans voluntarily prepaid within one year following June 11, 2010, if such prepayment is made using the proceeds of additional syndicated term loan indebtedness with an interest rate lower than the term loans being prepaid.

All existing and future subsidiaries of the Company (other than Cincinnati Bell Telephone Company LLC, Cincinnati Bell Funding LLC (and any other similar special purpose receivables financing subsidiary), Cincinnati Bell Extended Territories LLC, Mutual Signal Holding Corporation and its direct and indirect subsidiaries, and the Company’s joint ventures, subsidiaries prohibited by applicable law from becoming guarantors, foreign subsidiaries and certain immaterial subsidiaries) are required to guarantee borrowings under the new senior credit facilities. Debt outstanding under the new senior credit facilities is secured by perfected first priority pledges of and security interests in (1) substantially all of the equity interests of the Company’s U.S. subsidiaries (other than subsidiaries of non-guarantors of the new senior credit facilities) and 66% of the equity interests in the first-tier foreign subsidiaries held by the Company and the guarantors under the new senior credit facilities and (2) certain personal property and intellectual property of the Company and its subsidiaries (other than that of non-guarantors of the new senior credit facilities and certain other excluded property).

The new senior credit facilities contain financial covenants that require the Company to maintain certain leverage, interest coverage and fixed charge coverage ratios. The new senior credit facilities also contain certain covenants which, among other things, and subject to certain exceptions, restrict the Company’s ability to incur additional debt or liens, pay dividends, repurchase Company common stock, prepay other indebtedness, sell, transfer, lease, or dispose of assets and make investments in or merge with another company. If the Company were to violate any of the covenants under the new senior credit facilities and were unable to obtain a waiver, it would be considered a default. If the Company were in default under the new senior credit facilities, no additional borrowings under the new revolving credit facility would be available until the default was waived or cured. The new senior credit facilities provide for customary events of default, including a cross-event of default provision in respect of any other existing debt instrument having an aggregate principal amount that exceeds $35 million.

The foregoing description is only a summary of certain provisions of the new senior credit facilities and is qualified in its entirety by reference to the provisions of the Credit Agreement that governs the new senior credit facilities, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 11, 2010, Cincinnati Bell Technology Solutions Inc. (the “Buyer”), a wholly owned subsidiary of the Company, completed its acquisition of Cyrus Networks, LLC (“CyrusOne”).

Under the terms of the Equity Purchase Agreement (the “Purchase Agreement”), dated as of May 12, 2010, the Buyer acquired the equity interests of CyrusOne (the “Acquisition”) from a holding company indirectly owned by funds affiliated with ABRY Partners and certain other interestholders for $525,000,000 in cash, less any indebtedness of CyrusOne and transaction fees and other amounts, and subject to a customary working capital and capital expenditure adjustment, as provided in the Purchase Agreement.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 8.01 – OTHER EVENTS.

On June 11, 2010, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

(1) The audited balance sheet of CyrusOne as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of CyrusOne for the fiscal year ended December 31, 2009, and the notes thereto, are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(2) The unaudited condensed balance sheet of CyrusOne as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of CyrusOne for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto, are attached as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K in connection with the acquisition of CyrusOne by the Company will be filed by amendment or otherwise within 71 calendar days after June 17, 2010, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement dated as of May 12, 2010 among Cincinnati Bell Technology Solutions Inc., Cincinnati Bell Inc., Cy-One Parent LLC, Cy-One Holdings LLC, the interestholders of Cy-One Holdings LLC and Cyrus Networks, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, date of report May 12, 2010).

10.1	Credit Agreement dated as of June 11, 2010 among Cincinnati Bell Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and the other Lenders party thereto.

23.1	Consent of BKD, LLP dated June 11, 2010.

99.1	Press release dated June 11, 2010.

99.2	The audited balance sheet of Cyrus Networks, LLC as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the fiscal year ended December 31, 2009, and the notes thereto.

99.3	The unaudited condensed balance sheet of Cyrus Networks, LLC as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: June 11, 2010	By:	/S/ CHRISTOPHER J. WILSON
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement dated as of May 12, 2010 among Cincinnati Bell Technology Solutions Inc., Cincinnati Bell Inc., Cy-One Parent LLC, Cy-One Holdings LLC, the interestholders of Cy-One Holdings LLC and Cyrus Networks, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, date of report May 12, 2010).

10.1	Credit Agreement dated as of June 11, 2010 among Cincinnati Bell Inc., as Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, PNC Bank, National Association, as Swingline Lender and an L/C Issuer, and the other Lenders party thereto.

23.1	Consent of BKD, LLP dated June 11, 2010.

99.1	Press release dated June 11, 2010.

99.2	The audited balance sheet of Cyrus Networks, LLC as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the fiscal year ended December 31, 2009, and the notes thereto.

99.3	The unaudited condensed balance sheet of Cyrus Networks, LLC as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto.